Exhibit 2(k)(11)

DURA ROCK LF TRUST,
a Delaware Statutory Trust

TRUST AGREEMENT

among

PEACH HOLDINGS, LLC,
as Grantor and UTI Certificateholder,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

and

WELLS FARGO DELAWARE TRUST COMPANY, NATIONAL ASSOCIATION
as Delaware Trustee

Dated as of March 21, 2011

i

ii

TABLE OF CONTENTS

EXHIBITS AND SCHEDULES

Exhibit A - Form of UTI Certificate	A-1
Exhibit B - Glossary of Definitions	B-1
Exhibit C - Form of Certificate of Trust	C-1

iii

This TRUST AGREEMENT, dated as of March 21, 2011 among Peach Holdings, LLC, as Grantor and UTI Certificateholder, Wells Fargo Bank, National Association, as Trustee, and Wells Fargo Delaware Trust Company, National Association, as Delaware trustee (the “Delaware Trustee”) is referred to as this “Master Trust Agreement.”

IN CONSIDERATION of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01.  Definitions.  Capitalized terms used and not otherwise defined in this Master Trust Agreement have the respective meanings ascribed to them in the Glossary of Definitions attached as Exhibit B hereto.

Section 1.02.  Other Interpretive Provisions.  All terms used in Article 9 of the UCC in the State of Delaware, and not specifically defined herein, are used herein as defined in such Article 9.  All terms defined in this Master Trust Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein.  In this Master Trust Agreement (unless otherwise specified): the singular includes the plural and the plural the singular; words imputing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to “writing” include printing, typing, electronic transmission, lithography and other means of reproducing words in a tangible, visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”, and the interpretive doctrines of noscitur a sociis and ejusdem generis shall not be applicable to this Master Trust Agreement; references to articles, sections (or subdivisions of sections), recitals, exhibits, annexes or schedules are those of this Master Trust Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Master Trust Agreement or specifically excluded therefrom; the phrase “and/or” shall be deemed to mean the words both preceding and following such phrase, or either of them; references to the signatories and to Persons include their respective permitted successors and assigns and, in the case of governmental authorities, references to such Persons shall include Persons succeeding to their respective functions and capacities; reference to “days” shall mean calendar days, reference to times of day shall be to Eastern time, and in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; unless otherwise defined herein any defined term herein that is incorporated by reference to any other document, shall be deemed to also incorporate herein any defined term or rule of construction in such document applicable to or contained within such incorporated term and any termination of the original document from which a defined term was incorporated herein shall not affect such defined term’s use herein.  The words “herein”, “hereby”, “hereof”, “hereto”, “herewith”, “hereinbefore”, and “hereinafter”, and words of similar import, refer to this Master Trust Agreement in its entirety and not to any particular paragraph, clause or other subdivision, unless otherwise specified.

ARTICLE II.

FORMATION OF TRUST; PURPOSES

Section 2.01.  Formation of Trust.  There is hereby formed in accordance with the provisions of the Delaware Act, a Delaware statutory trust to be known as the “Dura Rock LF Trust.”  The Trustee is hereby authorized and vested with the power and authority to make and execute contracts, instruments, certificates, agreements and other writings on behalf of the Master Trust as set forth herein and to sue and take other actions on behalf of the Master Trust.  Wells Fargo Bank, National Association is hereby appointed as a trustee of the Master Trust (constituting the initial Trustee), to have all of the rights and duties under the terms of this Master Trust Agreement and the Delaware Act.  Wells Fargo Delaware Trust Company, National Association is hereby appointed as a trustee of the Master Trust (constituting the initial Delaware Trustee) for the limited purposes set forth in Section 2.05.

Section 2.02.  Statutory Trust.  It is the intention of the parties hereto that the Master Trust be a statutory trust under the Delaware Act and that this Master Trust Agreement, together with any SUBI Supplements, shall constitute the governing instrument of the Master Trust.  Effective as of the date hereof, the Trustee shall have all rights, powers and duties set forth herein and to the extent not inconsistent herewith, in the Delaware Act with respect to accomplishing the purposes of the Master Trust.  The Trustee and the Delaware Trustee are hereby authorized and instructed to execute and file the Certificate of Trust for the Trust with the Delaware Secretary of State in substantially the form set forth on the attached Exhibit C.  At the written direction of the Grantor, the Trustee shall file or cause to be filed such amendments to the Certificate of Trust as shall be necessary or appropriate to satisfy the purposes of this Master Trust Agreement and as shall be consistent with the provisions hereof.  The Trustee and the Delaware Trustee are hereby granted the requisite authority to file all such amendments as are required by the Delaware Act.

Section 2.03.  Offices.  The principal place of business of the Master Trust shall be c/o Peach Holdings, LLC at 3301 Quantum Boulevard, 2nd Floor, Boynton Beach, Florida 33426-8622.  The Master Trust may establish additional offices located at such place or places inside or outside of the State of Delaware as the Grantor may designate from time to time in written notice to the Trustee, the Delaware Trustee and each Certificate Holder.

Section 2.04.  Purposes; Acceptance of Assets in Trust.  i) The purposes of the Master Trust are to: (i) take assignments and conveyances of, hold in trust, pledge, grant a security interest in and release and convey its ownership and other interests in the assets of the Master Trust for the benefit of, and at the written direction of, the Persons specified herein or in any SUBI Supplement hereto; (ii) issue Certificates, as may be authorized by this Master Trust Agreement or in any SUBI Supplement, (iii) engage in any of the other activities described or authorized in this Master Trust Agreement, any SUBI Supplement hereto or in any amendment to this Master Trust Agreement or any SUBI Supplement hereto; (iv) execute documents and perform any obligations contemplated therein to the extent necessary and appropriate to the foregoing, including any Transaction Documents; and (v) engage in any and all activities that are necessary or appropriate to accomplish the foregoing or that are incidental thereto or connected therewith.  The Master Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by applicable law or (subject to the terms of this Master Trust Agreement and any SUBI Supplement) any Transaction Documents.  Notwithstanding any other provision of this Master Trust Agreement, the Master Trust is hereby authorized to execute and deliver and perform its obligations under each of the Transaction Documents to which it is a party.

(b)  The UTI Certificateholder formed the Master Trust by entering into this Master Trust Agreement and conveying to the Master Trust $1.00 comprising the initial assets of the Master Trust (which are hereby associated with the UTI).  The Master Trust accepts the assets so conveyed, and, subject to the other terms of this Master Trust Agreement, the Servicer will record on the Master Trust’s books and records and otherwise account for and report with respect to such assets and all other Master Trust Assets as being vested in the Master Trust as a legal entity separate from the Grantor, the Certificate Holders, the Trustee and the Delaware Trustee except to the extent otherwise specifically provided herein or in any Transaction Document or where applicable state law requires any Master Trust Asset to be vested otherwise, in which case the Servicer will, at the direction of the UTI Certificateholder, cause such assets to be vested as required thereby.  Upon and subject to the conditions herein (including any SUBI Supplements hereto), all rights, title and interests in such Master Trust Assets will be held in trust by the Master Trust for the benefit of the applicable Certificate Holders.

(c)  The Servicer (or such other Person designated in writing by the UTI Certificateholder) may from time to time assign, transfer, contribute or convey, or cause to be assigned, transferred, contributed or conveyed, to the Master Trust additional Master Trust Assets, including pursuant to the Purchase and Sale Agreement.  The Master Trust shall hold in trust upon and subject to the conditions herein (including any SUBI Supplements hereto) all rights, title and interests in the Master Trust Assets for the benefit of the applicable Certificate Holders.

Section 2.05.  The Delaware Trustee.

(a)  The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the  Delaware Act that the Master Trust have at least one trustee with a principal place of business in the State of Delaware.  It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Trustee.

(b)  The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Master Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Delaware Act.  To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Master Trust, the Grantor or any Certificate Holder, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Master Trust Agreement to the fullest extent permitted by law.  The Delaware Trustee shall have no liability for the acts or omissions of the Trustee, the Grantor, the Servicer, any Certificate Holder or any other Person.

(c)  Notwithstanding any other provision of this Master Trust Agreement, any SUBI Supplement or any Transaction Document to the contrary, the Delaware Trustee shall be entitled to all of the same rights, privileges, protections, indemnities and immunities as the Trustee under this Master Trust Agreement (including Sections 3.06 and 3.07, Article VI, and Article VII), any SUBI Supplement and with respect to the Master Trust and each Sub-Trust.

(d)  The Delaware Trustee shall at all times satisfy the provisions of Section 3807(a) of the Delaware Act.  In case at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this section, the Delaware Trustee shall resign immediately in the manner and with the effect specified in Section 6.08.

Section 2.06.  Document Execution and Performance.  Notwithstanding any other provision contained herein to the contrary, the Grantor, the Servicer and the Certificate Holders hereby authorize and direct the Trustee, and the Trustee hereby agrees, to:  (i) execute and deliver the Transaction Documents on behalf of the Master Trust; (ii) at the written direction of the applicable Certificate Holder and/or the Servicer and subject to the terms of this Master Trust Agreement or any SUBI Supplement, take action that is required to be taken by the Trust pursuant to applicable law or as specified in the Transaction Documents; (iii) at the written direction of the applicable Certificate Holder and/or the Servicer, (a) release, discharge, sell, assign, transfer, pledge, convey or otherwise dispose of any right, title or interest in and to any portion of the applicable UTI Assets and/or SUBI Assets, (b) amend or revoke the terms hereof with respect to all or any portion of the applicable UTI Assets and/or SUBI Assets and (c) enter into any and all agreements or instruments affecting all or any portion of the applicable UTI Assets and/or SUBI Assets or affecting any other provision hereof; and (iv) appoint the Servicer as the attorney-in-fact for the Trust as contemplated hereby or by the Servicing Agreement to allow the Servicer to perform such administrative duties on behalf of the Trust as are set forth herein and therein; provided, however, that the Trustee shall not be required to execute any such other document, instrument or agreement imposing any obligation or liability on the Trustee or adversely affecting the Trustee unless the provisions thereof imposing such obligation or liability or adversely affecting the Trustee are, in each case, in form and substance satisfactory to the Trustee.

Section 2.07.  Tax Reporting and Characterization.  The Trust is intended to be a grantor trust, of which the Grantor and UTI Certificateholder is the grantor, within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Code, whereby the Trust will be disregarded for federal tax purposes and all items of income, deduction, credit, gain, or loss of the Trust shall be treated as incurred directly by the Grantor.  The Trust shall be construed accordingly and neither the Grantor nor the Trustee shall take any action to change such treatment.

Section 2.08.  Representations and Warranties of the Grantor.  The Grantor hereby represents and warrants for the benefit of the Trustee and each Certificate Holder:

(a)  Organization and Good Standing.  The Grantor is a duly organized Delaware limited liability company.

(b)  Power and Authority.  The Grantor has full power, authority and right to enter into and perform its duties under this Master Trust Agreement and the other Transaction Documents to which it is a party, and all action necessary pursuant to each Transaction Document to which it is a party and Delaware law to authorize the execution and delivery of this Master Trust Agreement has been taken.

(c)  Due Execution.  This Master Trust Agreement has been duly authorized, executed and delivered by the Grantor, and is a legal, valid and binding instrument enforceable against the Grantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(d)  No Conflict.  Neither the execution and delivery of this Master Trust Agreement nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default (with notice or passage of time or both) under any provision of any law, governmental rule, regulation, judgment, decree or order binding on the Grantor or any provision of the Grantor’s organizational documents or any other mortgage, indenture, contract, agreement or other instrument to which the Grantor is a party or by which it is bound (including any other Transaction Document to which it is a party).

Section 2.09.  Liability for Covenants, Representations and Warrantees of the Grantor.  All covenants, representations, warrantees, agreements, certifications and other obligations of the Grantor and/or the UTI Certificateholder in this Master Trust Agreement, any SUBI Supplement or any Transaction Document are covenants, representations, warrantees, agreements, certifications and obligations of the Grantor and/or the UTI Certificateholder alone and are not covenants, representations, warrantees, agreements, certifications or obligations of the Trustee or the Delaware Trustee.  The Trustee and the Delaware Trustee will not be personally liable for any loss in respect of any of the statements, representations, warrantees, covenants, certifications or obligations of the Grantor and/or the UTI Certificateholder under this Master Trust Agreement, any SUBI Supplement or under any other Transaction Document, as to which the parties hereto and thereto agree to look solely to the property of the Grantor and/or the UTI Certificateholder.

Section 2.10.  Liability for Covenants, Representations and Warrantees of the Master Trust and Sub-Trusts.  All covenants, representations, warrantees, agreements, certifications and other obligations of the Master Trust and each Sub-Trust in this Master Trust Agreement, any SUBI Supplement or any Transaction Document are covenants, representations, warrantees, agreements, certifications and obligations of the Master Trust or such Sub-Trust, as the case may be, alone and are not covenants, representations, warrantees, agreements, certifications or obligations of the Grantor, the Servicer, the Trustee or the Delaware Trustee.  The Grantor, the Servicer, the Trustee and the Delaware Trustee will not be personally liable for any loss in respect of any of the statements, representations, warrantees, covenants, certifications or obligations of the Master Trust or any Sub-Trust under this Master Trust Agreement, under any SUBI Supplement or under any other Transaction Document, as to which the parties hereto and thereto agree to look solely to the property of the Master Trust or such Sub-Trust, as the case may be.

ARTICLE III.

BENEFICIAL INTERESTS IN THE MASTER TRUST

Section 3.01.  UTI; Sub-Trusts.

(a)  Subject to Section 3.02 and the other provisions of this Section, as directed in writing by the UTI Certificateholder, from time to time the Grantor, the UTI Certificateholder, the Servicer and the Trustee shall enter into a SUBI Supplement and pursuant to which establish one or more “special units of beneficial interest” in the Trust (each, a “SUBI”) and in connection therewith the UTI Certificateholder will cause the Servicer to associate with each such SUBI on the books and records of the Master Trust and such SUBI such Master Trust Assets (with respect to the applicable SUBI, the “SUBI Assets”) as shall be directed from time to time in writing by the UTI Certificateholder.  To the extent permitted, and in the manner set forth in the related SUBI Supplement, and subject to any limitations and restrictions set forth therein, SUBI Assets may be subsequently associated with the UTI.  Each SUBI shall be established pursuant to a SUBI Supplement and shall have the name and initial Certificate Holder designated in writing by the UTI Certificateholder.  Each SUBI Supplement shall amend and supplement this Master Trust Agreement only with respect to the SUBI to which it relates.  The related SUBI Assets shall be held solely for the benefit of the Holders from time to time of the related SUBI Certificates.  All Master Trust Assets that are not associated with a SUBI (collectively, the “UTI Assets”) shall be identified on the books and records of the Trust as belonging to the Master Trust generally and being associated with the beneficial interest in the assets of the Trust generally constituting the “undivided trust interest” (the “UTI”).  The UTI Assets shall be held for the benefit of the Holders from time to time of the UTI.

(b)  Each SUBI, including the SUBI Assets associated therewith, shall each constitute a separate series of the Trust pursuant to Section 3806(b)(2) of the Delaware Act (each, a “Sub-Trust”).  The Servicer shall maintain separate records for each Sub-Trust and the Trust generally, and the applicable SUBI Assets associated with each Sub-Trust shall be held and accounted for separately from the UTI Assets and SUBI Assets associated with any other Sub-Trusts.  Subject to the right of the UTI Certificateholder to direct the Trustee or the Servicer to allocate certain Liabilities, costs, charges and reserves as may be provided in the SUBI Supplements, and in accordance with Section 3804(a) of the Delaware Act or to the extent otherwise permitted by applicable law, all debts, Liabilities and obligations incurred, contracted for or otherwise existing with respect to a Sub-Trust shall be enforceable against the SUBI Assets associated with such Sub-Trust only, and not against the UTI Assets and/or SUBI Assets associated with any other Sub-Trust and its SUBI Assets shall not be subject to the debts, Liabilities or obligations of any other Sub-Trust or the Trust generally.  Every note, bond, contract or other undertaking issued by or on behalf of a Sub-Trust (including each related Certificate) shall include a recitation limiting the obligation represented thereby to the related Sub-Trust and its SUBI Assets.  The Certificate of Trust shall include notice of the limitation of liabilities in accordance with Section 3804(a) of the Delaware Act.  Except as otherwise provided for in a SUBI Supplement, all payments made on or in respect of the UTI Assets or SUBI Assets associated with each Sub-Trust shall be paid to or upon the order of the Holders of the Certificates related to the UTI or such Sub-Trust.

Section 3.02.  SUBI Certificates.

(a)  Each SUBI shall constitute a beneficial interest solely in the SUBI Assets associated with it and shall be represented by one or more Certificates (each, a “SUBI Certificate”) issued pursuant to a SUBI Supplement.  The Trustee is hereby authorized to and shall, on behalf of the related SUBI, execute and deliver each SUBI Certificate to or upon the written order of the UTI Certificateholder.

(b)  Each SUBI Certificate shall contain (i) an express waiver of any Claim by the Certificate Holder thereof to any proceeds or assets of the UTI or any other SUBI other than those from time to time associated with the related SUBI and proceeds thereof and (ii) an express subordination in favor of the Holder of any other SUBI Certificate or a UTI Certificate by the Holder of such SUBI Certificate of any Claim to any other SUBI Asset or UTI Asset, respectively, that, notwithstanding such waiver, may be determined to exist.

Section 3.03.  UTI Certificates.  The UTI shall constitute a beneficial interest solely in the UTI Assets and shall initially be represented by one certificate (the “UTI Certificate”) issued to and registered in the name of Peach Holdings LLC, representing a 100% ownership interest in the UTI.  The Trustee is hereby authorized to and shall, on behalf of the Trust, execute and deliver the UTI Certificate to or upon the written order of the UTI Certificateholder.  Notwithstanding the foregoing and subject to Section 3.04(a), at the written request of the UTI Certificateholder, the UTI may be represented by one or more additional UTI Certificates that, in the aggregate, represent the entire UTI.  Each UTI Certificate shall be substantially in the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required by this Master Trust Agreement, and may have such letters, numbers or other marks of identification and such legends and endorsements consistent with this Master Trust Agreement as may be directed in writing by the UTI Certificateholder.  Each UTI Certificate shall be printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced or may be produced in any other manner consistent with this Master Trust Agreement as may be determined by the UTI Certificateholder.

Section 3.04.  Transfer and Assignment of Certificates.

(a)  Neither the UTI nor any UTI Certificate shall be transferred or assigned and, to the fullest extent permitted by applicable law, any such purported transfer or assignment shall be deemed null, void and of no effect under this Agreement.

(b)  No SUBI or SUBI Certificate shall be transferred, assigned or pledged except to the extent specified in this Master Trust Agreement or in the related SUBI Supplement and, to the fullest extent permitted by applicable law, any such purported transfer, assignment or pledge other than as so specified shall be deemed null, void and of no effect under this Agreement.  In addition, in connection with any such transfer, assignment or pledge, the related transferee, assignee or pledgee in each case must (i) give a non-petition covenant substantially similar to that set forth in Section 6.14 and (ii) execute an agreement in favor of each Holder from time to time of a UTI Certificate and any other SUBI Certificate to release all Claims to the Master Trust Assets and/or SUBI Assets associated with the UTI or any other SUBI and, in the event such release is not given effect, to subordinate fully all Claims it may be deemed to have against the Master Trust Assets and/or SUBI Assets associated with the UTI or any other SUBI.

(c)  The Certificates and any beneficial interest therein may not be transferred unless (i) the Trust receives an opinion of counsel satisfactory to the Grantor stating that such transfer is exempt from registration under applicable state and federal securities laws, will not cause the Trust to be an “Investment Company” or under the “control” of an “Investment Company” within the meaning of the Investment Company Act of 1940, as amended, and otherwise complies with the restrictions on transfer contained in this Agreement and, any applicable SUBI Supplement, and (ii) the transferee certifies to the Trust that it is not (x) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to the provisions of Title I of ERISA, (y) a plan described in Section 4975(e)(1) of the Code or (z) any entity whose underlying assets include plan assets by reason of a plan’s investment in the Trust (each a “Benefit Plan”).  By accepting and holding a Certificate or a beneficial interest therein, the transferee thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.  The Trustee shall have no obligation to determine whether or not a transferee of a Certificate or a beneficial interest therein is or is not a Benefit Plan.

Section 3.05.  Registration and Transfer of Certificates; Validity.

(a)  The Trustee shall keep or cause to be kept at the corporate trust office of the Trustee sufficient books for the registration of transfers or pledges of Certificates (the “Certificate Register”), which shall at a mutually agreeable time be open to inspection by the Certificate Holders.  Subject to Section 3.04 and any other restrictions on transfer or pledge specified in a related Certificate or related SUBI Supplement, upon presentation for such purpose accompanied by a written instrument of transfer or pledge conforming to the requirements specified in this Master Trust Agreement, such Certificate or SUBI Supplement, provided that the requirements of Section 8-401 of the UCC have been met (which the Trustee has no duty to confirm or determine), the Trustee shall, at the written direction of the applicable Certificate Holder and under such reasonable regulations as it may prescribe, register or cause to be registered on the Certificate Register the transfer or pledge of such Certificate.

(b)  A Certificate bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee, shall be validly issued and entitled to the benefits of this Master Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Certificate or did not hold such offices at the date of such Certificate.

Section 3.06.  Liabilities of the Servicer; Indemnities.

(a)  The Servicer shall indemnify, defend and hold harmless the Trustee and the Trustee’s officers, directors, employees, shareholders and agents (each, an “Indemnified Party”) for all Liabilities arising out of or in connection with the Trustee’s acceptance or performance of the rights, powers and duties contained in this Master Trust Agreement and any SUBI Supplement or Transaction Document except for any Liability suffered by any Indemnified Party (i) by reason of the willful misconduct, bad faith or gross negligence of such Indemnified Party, or (ii) by reason of the breach of the Trustee’s representations set forth in Section 6.12.  The Trustee shall within five (5) Business Days of having actual knowledge thereof, notify the Servicer of any Claim for which it may seek indemnity.  Failure by the Trustee to so notify the Servicer of a Claim for which it seeks indemnification shall not relieve the Servicer of its obligations under this Section 3.06 except to the extent of Liabilities that could have been avoided if notice had been so provided.

(b)  The indemnities contained in this Section shall survive the resignation, removal or termination of the Trustee or the termination of the Trust or this Master Trust Agreement.

Section 3.07.  Allocation of Liabilities and Indemnification.  Notwithstanding any other provision of this Master Trust Agreement, any SUBI Supplement or any amendment hereto or thereto, to the extent that a Liability shall be incurred or suffered with respect to, or is (to the extent applicable) attributable to, one or more Affected Master Trust Assets that are associated with one or more Sub-Trusts or the UTI, the Certificate Holders of the UTI or each such Sub-Trust, as applicable, shall bear in full such Liability obligation in proportion to the ratio of the aggregate value of the Affected Master Trust Assets that are associated with the applicable Sub-Trust or the UTI, as applicable, as to which they are Certificate Holders, to the aggregate value of the Affected Master Trust Assets that are associated with the UTI and each such Sub-Trust, as applicable, but (ii) to the extent that any such Liability or indemnification obligation is suffered with respect to the Master Trust generally and all Sub-Trusts, the Certificate Holders shall bear such Liability or indemnification obligation in proportion to the ratio of the aggregate value of the Master Trust Assets associated with the Sub-Trust or UTI, as applicable, as to which they are Certificate Holders, to the aggregate value of all of the UTI Assets and SUBI Assets.  The Servicer shall make all necessary determinations contemplated by this Section.

ARTICLE IV.

SERVICING

Section 4.01.  Servicing.

(a)  Unless otherwise expressly provided in a SUBI Supplement, the Servicer shall manage, service, administer, make collection on and provide reports with respect to the UTI Assets and SUBI Assets in accordance with the terms of this Master Trust Agreement, any SUBI Supplement, the Servicing Agreement and other applicable Transaction Documents.  The Servicer is hereby vested with the power and authority to, and shall, perform any action and duties, on behalf of the Master Trust, any Sub-Trust or otherwise, assigned to the Servicer under and pursuant to this Master Trust Agreement, any SUBI Supplement, the Servicing Agreement or any other Transaction Document.

(b)  In addition to those provided in this Master Trust Agreement, any SUBI Supplement, the Servicing Agreement or any other Transaction Document, the Servicer shall undertake the following activities:  (i) apply for and maintain (or cause to be applied for and maintained) all licenses, permits and authorizations necessary or appropriate for the Trust or any SUBI to carry on its duties hereunder, under any SUBI Supplement and under the Transaction Documents in each jurisdiction that the Servicer deems appropriate; and (ii) pay (or cause to be paid) all applicable taxes and fees properly due and owing in connection with the Trust’s, each SUBI’s and the Trustee’s activities under this Master Trust Agreement, under any SUBI Supplement and the other Transaction Documents to which it is a party (other than taxes in respect of income earned by the Trustee).  In connection with this Section, the Master Trust shall grant to the Servicer such authority, including any necessary power of attorney as it may require to perform any activity undertaken hereunder.  The Servicer shall pay the costs and expenses of the foregoing, subject to reimbursement to the extent provided in the Servicing Agreement.

ARTICLE V.

PAYMENTS

Section 5.01.  Payments from Trust Assets Only.

(a)  Except as otherwise provided in this Master Trust Agreement or any SUBI Supplement, all payments, if any, to be made on behalf of the Master Trust or any Sub-Trust by the Trustee or the Servicer shall be made only from any then-available UTI Assets or SUBI Assets, as applicable.

(b)  Except as otherwise provided in this Master Trust Agreement or any SUBI Supplement, all amounts payable to a Certificate Holder shall be paid or caused to be paid by the Trustee (at the direction of the Servicer) or the Servicer, as the case may be, from the applicable UTI Assets or SUBI Assets to or for the account of such Certificate Holder in immediately available funds.

Section 5.02.  Trust Accounts.  Except to the extent otherwise provided in a SUBI Supplement, the Servicer will establish and maintain with respect to the UTI and each SUBI such trust accounts as may be specified in the Servicing Agreement.  The Servicer is authorized to make deposits into and to make disbursements from such account in accordance with the terms and provisions of this Master Trust Agreement, the Servicing Agreement and all applicable SUBI Supplements.

ARTICLE VI.

THE TRUSTEE

Section 6.01.  Duties and Powers of Trustee.

(a)  The Trustee undertakes to perform such duties and engage in such activities, and only such duties and activities, as are specified for it in this Master Trust Agreement or any SUBI Supplement, as are specifically assigned to it in any Transaction Documents or as may be directed in writing from time to time by the Grantor, by the Servicer or by a Certificate Holder, as applicable, from time to time.

(b)  Except as otherwise provided in this Agreement, any SUBI Supplement and any applicable Transaction Documents, neither the Trust nor the Trustee on behalf of the Trust or any Sub-Trust shall:  (i) issue interests in or securities of the Master Trust or any SUBI, other than the UTI, UTI Certificates, one or more SUBIs and any SUBI Certificates; (ii) borrow money; (iii) make loans; (iv) invest in or underwrite securities; (v) offer securities in exchange for UTI Assets or SUBI Assets (other than Certificates); (vi) repurchase or otherwise reacquire any Certificate (other than for purposes of transfer or cancellation) or (vii) grant any security interest in or lien upon any UTI Assets or SUBI Assets.

(c)  [Intentionally Omitted].

(d)  The Trustee, upon receipt of each resolution, certificate, statement, opinion, report, document, order or other instrument furnished to the Trustee as shall be specifically required to be furnished pursuant to any provision of this Master Trust Agreement or any SUBI Supplement, shall examine such instrument to determine whether it conforms on its face to the requirements of this Master Trust Agreement or any SUBI Supplement.  The Trustee shall have no further duty to investigate the sufficiency of any such instrument.

(e)  None of the Servicer, the Grantor or any Certificate Holder shall take, or direct the Trustee to take, any action that (i) is inconsistent with the purposes of the Trust as set forth in Section 2.04, (ii) is contrary to this Master Trust Agreement, any SUBI Supplement, any Transactional Document or applicable law or (iii) would result in the treatment of the Trust for federal income tax purposes as an association (or a publicly traded partnership) taxable as a corporation.  Each instruction delivered by any Certificate Holder, the Grantor or the Servicer to the Trustee shall certify to the Trustee that any actions to be taken pursuant to such instruction comply with the terms of this Section 6.01(e) and the Trustee may rely on such certification and instruction without inquiry except to the extent it has actual knowledge to the contrary.

Section 6.02.  Duty of Care.

(a)  In carrying out its duties hereunder, the Trustee shall exercise the rights and powers vested in it only as expressly set forth in this Master Trust Agreement or a SUBI Supplement, and no implied duties or obligations shall be read into such agreements against the Trustee.  No provision of this Master Trust Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent actions, grossly negligent failure to act, bad faith or willful misconduct; provided, however, that:

(i)  the Trustee shall not be personally liable for payment of any fees or expenses payable to any Person or for any action taken, suffered or omitted by it or any error of judgment, in each case made in good faith by any officer of, or any other employee of, the Trustee, including any Responsible Officer thereof, unless it shall be proved in a court of competent jurisdiction that the Trustee was grossly negligent or acted with willful misconduct in performing its duties in accordance with the terms of this Master Trust Agreement or any SUBI Supplement; and

(ii)  the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the express direction of (A) Servicer, the Grantor or the UTI Certificateholder, or (B) to the extent relating to any Sub-Trust, the Certificate Holder of such Sub-Trust, relating to the exercise of any trust, power or authority conferred upon the Trustee under this Master Trust Agreement, any SUBI Supplement or any Transaction Document.

(iii)  In the event a pledge is registered against a Certificate on the books of the Master Trust or a Sub-Trust, the parties hereby agree that until such time as the Trustee receives written notice from the Registered Pledgee that the pledgor is in default (a “Default Notice”), upon which notice the Trustee may rely without inquiry or investigation, the pledgor, as Holder of such pledged Certificate, shall be entitled to all voting and other rights attributable to the Holder of such pledged Certificate as set forth herein.  The parties hereby further agree that from and after the receipt by the Trustee of a Default Notice, the pledgor, as Holder of such pledged Certificate, shall not be entitled to any such rights without the prior written consent of the Registered Pledgee; provided that, upon receipt of a notice from the Registered Pledgee instructing the Trustee to withdraw a previously delivered Default Notice (such notice of withdrawal, a “Withdrawal Notice”), the pledgor, as Holder of such pledged Certificate, shall be entitled to all voting and other rights attributable to the Certificate Holders as set forth herein.

(b)  The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Master Trust Agreement or any SUBI Supplement, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  None of the provisions contained in this Master Trust Agreement, any SUBI Supplement or any Transaction Document shall in any event require the Trustee to perform, to monitor the performance of or to be responsible for the manner of performance of any duties, rights, powers, obligations or activities of the Servicer, the Grantor, any Certificate Holder or any other Person hereunder or under any SUBI Supplement or other Transaction Document.  The Trustee shall not be personally liable for the default or misconduct of the Grantor, the Servicer, any Certificate Holder or any other Person under this Master Trust Agreement, any SUBI Supplement, or any of the Transaction Documents, or otherwise.  The Trustee shall be deemed to have discharged its duties hereunder and under any SUBI Supplement to the extent that any other Person has agreed under this Master Trust Agreement, any SUBI Supplement or any Transaction Document to perform the duties and obligations of the Trustee, the Master Trust or any Sub-Trust.

(c)  Except for actions expressly authorized by this Master Trust Agreement, a SUBI Supplement, any Transaction Document, or an amendment hereto or thereto or as expressly instructed by the Grantor, the Servicer or a Certificate Holder, the Trustee shall take no action as to which the Trustee has been notified in writing by the Grantor, the Servicer or any Holder, or as to which a Responsible Officer has actual knowledge (the Trustee being under no obligation to obtain such knowledge), that such action would impair the beneficial interests in the UTI (or any Sub-Trust) or would impair the value of any Master Trust Asset.

Section 6.03.  Certain Matters Affecting the Trustee.

Except as otherwise provided in this Master Trust Agreement or any SUBI Supplement:

(a)  The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by an authorized signatory of the relevant party.  In particular, but without limitation, whenever in this Master Trust Agreement or any SUBI Supplement it is provided that the Trustee shall receive or may rely on the instructions or directions of a Person, any written instruction or direction purporting to bear the signature of any officer or authorized signatory of such Person may be deemed by the Trustee to have been signed or presented by the proper party.

(b)  The Trustee may, at the expense of the Servicer, consult with counsel, and any advice of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Master Trust Agreement, any SUBI Supplement or any Transaction Document in good faith and in accordance with such advice of counsel.

(c)  The Trustee shall be under no obligation to exercise any of the discretionary rights or powers vested in it by this Master Trust Agreement or any SUBI Supplement, or to institute, conduct or defend any litigation under this Master Trust Agreement, or any SUBI Supplement or Transaction Document or in relation to this Master Trust Agreement, or any SUBI Supplement or any Transaction Document, at the request, order or direction of any Person, unless such requesting Person(s) shall have offered to the Trustee reasonable security or indemnity against the Liabilities that may be incurred therein or thereby.

(d)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by a Certificate Holder or the Servicer; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or Liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Master Trust Agreement or any SUBI Supplement, the Trustee may require reasonable indemnity against such costs, expenses or Liabilities as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person(s) requesting such examination or, if paid by the Trustee, shall be reimbursed as a upon demand.

(e)  The Trustee may, at the expense of the Servicer, exercise any powers or perform any duties under this Master Trust Agreement, or any SUBI Supplement or any Transaction Document either directly or by or through agents, accountants, attorneys or one or more custodians and shall not be liable for the negligence or willful misconduct of such agents, accountants, custodians or attorneys appointed without gross negligence.  Any agreement relating thereto shall specify the duties, powers, liabilities, obligations and compensation of such agent(s) to carry out on behalf of the Trustee any or all of its obligations as Trustee of the Master Trust or any Sub-Trust arising under this Master Trust Agreement, any SUBI Supplement or otherwise and shall contain a non-petition covenant substantially identical to that set forth in Section 6.14, provided, however, that nothing contained in any such agreement shall excuse, limit or otherwise affect any power, duty, obligation, liability or compensation otherwise applicable to the Trustee hereunder.

(f)  Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Master Trust Agreement, any SUBI Supplement or any Transaction Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this Master Trust Agreement, any SUBI Supplement or any Transaction Document or otherwise determines instruction to be necessary or desirable, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Servicer requesting instruction as to the course of action to be adopted, and, to the extent the Trustee acts in good faith in accordance with any such instruction received, the Trustee shall not be liable on account of such action to any Person to the fullest extent permitted by law.  If the Trustee shall not have received appropriate instructions within five days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, and the Trustee shall have no liability to any Person for any such action or inaction to the fullest extent permitted by law.

(g)  In no event shall the Trustee be liable for any damages in the nature of special, indirect or consequential damages, however styled, including, without limitation, lost profits, or for any losses due to forces beyond the control of the Trustee, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided to the Trustee by third parties.

(h)  The Trustee shall not be personally liable for or in respect of the validity or sufficiency of this Master Trust Agreement, any SUBI Supplement or any Transaction Document, the due execution hereof or thereof  by the Grantor, the Servicer and UTI Certificateholder, or the form, character, genuineness, sufficiency, value or validity of any of the the UTI Assets, any SUBI Assets, this Master Trust Agreement, any SUBI Supplement, any of the Transaction Documents or the Certificates (other than with respect to the Trustee, its signature thereon), and the Trustee shall in no event assume or incur any personal liability, duty, or obligation to the Certificate Holders or any other Person except as expressly provided herein.

(i)  The Trustee shall not have any duty or obligation to manage, control, prepare, file or maintain any report, license or registration, use, sell, dispose of or otherwise deal with the UTI Assets or any SUBI Assets or otherwise to take or refrain from taking any action under or in connection with this Master Trust Agreement, any SUBI Supplement or the Transaction Documents except as expressly required hereby or thereby (including at the written direction of the Grantor, the Servicer or Certificate Holders).

(j)  Each of the Grantor, UTI Certificateholder and Servicer hereby agrees and, as evidenced by its acceptance of any benefits hereunder, any Certificate Holder agrees that the Trustee in any capacity has not provided and will not provide in the future, any advice, counsel or opinion regarding the tax, financial, investment or insurance implications and consequences of the formation, funding and ongoing administration of the Master Trust or any Sub-Trust, including, but not limited to, income, gift and estate tax issues, insurable interest issues, and the initial and ongoing selection and monitoring of financing arrangements.

(k)  Any removal of, or resignation by, Wells Fargo Bank, National Association as Trustee hereunder shall, notwithstanding anything herein to the contrary, be deemed to constitute a removal of, or resignation by, Wells Fargo Bank, National Association as Trustee for each and any Sub-Trust established hereunder and under any SUBI Supplement, and the provisions of this Master Trust Agreement and any SUBI Supplement, including, without limitation, the removal or resignation provisions hereof, shall be interpreted consistently with this Section 6.03(k).

(l)  The provisions of this Section 6.03 shall survive the resignation or removal of the Trustee and the termination of this Master Trust Agreement, the Master Trust, any SUBI Supplement and any Sub-Trust.

Section 6.04.  Trustee Not Liable for Certificates or Losses.  The Trustee shall have no obligation to perform any of the duties of the Grantor, the Servicer, or any Certificate Holder unless explicitly set forth herein or in a SUBI Supplement.  The Trustee shall at no time have any responsibility or liability for or with respect to (a) the legality, validity and enforceability of any Transaction Documents or any security interest in any UTI Asset or any SUBI Asset; (b) the perfection or priority of such a security interest or the maintenance of any such perfection and priority; (c) the efficacy of the Master Trust or any SUBI or its ability to generate the payments to be distributed to any Certificate Holder or its permitted assignee(s), including the existence, condition, location and ownership of any UTI Asset or any SUBI Asset; (d) the compliance by the Grantor, the Servicer or any Certificate Holder with any covenant or the breach by the Grantor, the Servicer or any Certificate Holder of any warranty or representation in any document and the accuracy of any such warranty or representation prior to the Trustee’s receipt of written notice or other actual knowledge by a Responsible Officer of any noncompliance therewith or any breach thereof; (e) any action of the Grantor, the Servicer or any Certificate Holder taken in the name of the Master Trust or any SUBI or of the Trustee except to the extent expressly authorized by the Trustee; or (f) any action by the Trustee taken at the instruction of the UTI Certificateholder, the Grantor, the Servicer or any Certificate Holder; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Master Trust Agreement or any SUBI Supplement.  Except with respect to a claim based on the Trustee’s willful misconduct, bad faith or gross negligence, (i) no recourse shall be had against the institution serving as Trustee in its individual capacity for any claim based on any provision of this Master Trust Agreement, any SUBI Supplement, any Transaction Document or any amendment thereof, any Certificate, any UTI Asset or any SUBI Asset or assignment thereof and (ii) the Trustee shall not have any personal obligation, liability or duty whatsoever to the Grantor, the Servicer, any Certificate Holder or any other Person with respect to any claim described in clause (i) of this sentence, and any such claim shall be asserted solely against the Master Trust Assets (subject to Section 3.07) or any indemnitor who shall furnish indemnity as provided in this Master Trust Agreement or any SUBI Supplement.  The Trustee shall not be accountable for the use or application by a Certificate Holder of any Certificate or of the proceeds of such Certificate, or for the use or application of any funds properly paid to the Servicer hereunder or pursuant to the Servicing Agreement.

Section 6.05.  Indemnification of Trustee.  The Trustee shall be indemnified as and to the extent set forth in Section 3.06 hereof and in any SUBI Supplement or Transaction Documents or other applicable document.

Section 6.06.  Trustee’s Right Not to Act.  The Trustee shall have the right to decline to act in any particular manner otherwise provided for herein if the Trustee, being advised in by counsel, determines that such action may not lawfully be taken, or if the Trustee in good faith shall determine that such action would be illegal or subject it to personal liability (other than as expressly contemplated in this Master Trust Agreement) or, in the case of a direction from one or more Certificate Holders, be prejudicial to the rights of other Certificate Holders; and provided, however, that nothing in this Master Trust Agreement or any SUBI Supplement shall impair the right of the Trustee to take any action deemed proper by the Trustee that is not inconsistent with such otherwise required acts.

Section 6.07.  Qualification of Trustee.  Except as otherwise provided in this Master Trust Agreement, the Trustee under this Master Trust Agreement shall at all times (a) be a bank, trust company, corporation or national banking association organized under the laws of the United States, one of the fifty states of the United States, the District of Columbia or the Commonwealth of Puerto Rico (which bank, trust company, corporation or association shall not be the Grantor or any Affiliate thereof), (b) be authorized to exercise trust powers, and (c) have (or have a parent that has) capital and surplus of at least $50,000,000.

Section 6.08.  Resignation or Removal of Trustee and the Delaware Trustee.

(a)  The Trustee and the Delaware Trustee may at any time resign and be discharged from the Trust hereby created by giving ten days’ written notice thereof to the Servicer and the Holders.  Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee or Delaware Trustee, as applicable, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or Delaware Trustee, as applicable, and one copy to the successor Trustee or Delaware Trustee, as applicable.  If no successor Trustee or Delaware Trustee, as applicable, shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Delaware Trustee, as applicable, or the Servicer, in each case at the expense of the Servicer, may petition any court of competent jurisdiction for the appointment of a successor Trustee or Delaware Trustee, as applicable.

(b)  The UTI Certificateholder may remove the Trustee or Delaware Trustee, as applicable, in a writing provided such removed Trustee or Delaware Trustee (i) if (A) at any time the Trustee shall cease to be qualified in accordance with Section 6.07 or the Delaware Trustee shall cease to be qualified pursuant to Section 2.05, (B) any representation or warranty made by the Trustee or the Delaware Trustee pursuant to Section 6.12 or Section 6.15, as applicable, shall prove to have been untrue in any material respect when made, but the Trustee or Delaware Trustee shall fail to resign after written request therefor by the UTI Certificateholder, (C) at any time the Trustee or Delaware Trustee, as applicable, shall be legally unable to act, or shall be adjudged bankrupt or insolvent, (D) a receiver of the Trustee or Delaware Trustee, as applicable, or of its property shall be appointed or (E) any public officer shall take charge or control of the Trustee or Delaware Trustee, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or (ii) at its discretion.  Upon the removal of the Trustee or Delaware Trustee, as applicable, the Servicer shall promptly appoint a successor Trustee or Delaware Trustee, as applicable, qualified in accordance with Section 6.07 or Section 2.05, as applicable, by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Delaware Trustee, as applicable, so removed and one copy to the successor Trustee or Delaware Trustee, as applicable, together with payment of all fees and expenses owed to the outgoing Trustee or Delaware Trustee, as applicable.  If no successor Trustee or Delaware Trustee, as applicable, shall have been so appointed and have accepted appointment within 30 days after such removal, the removed Trustee or Delaware Trustee, as applicable, or the Servicer, in each case at the expense of the Servicer, may petition any court of competent jurisdiction for the appointment of a successor Trustee or Delaware Trustee, as applicable.

(c)  Any resignation or removal of the Trustee or Delaware Trustee, as applicable, and appointment of a successor Trustee or Delaware Trustee, as applicable, pursuant to this Article shall not become effective until acceptance of appointment by the successor Trustee or Delaware Trustee, as applicable.

Section 6.09.  Successor Trustee or Delaware Trustee.  Any successor Trustee or Delaware Trustee, as applicable, appointed as provided in Section 6.08 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee or Delaware Trustee, as applicable, an instrument accepting such appointment under this Master Trust Agreement and each outstanding SUBI Supplement and relevant Transaction Document, and thereupon the resignation or removal of the predecessor Trustee or Delaware Trustee, as applicable, shall become effective and such successor Trustee or Delaware Trustee, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of the predecessor Trustee or Delaware Trustee, as applicable, under this Master Trust Agreement and each outstanding SUBI Supplement and relevant Transaction Document, with like effect as if originally named as Trustee or Delaware Trustee, as applicable.  The predecessor Trustee or Delaware Trustee, as applicable, shall deliver to the successor Trustee or Delaware Trustee, as applicable, all documents and statements held by it under this Master Trust Agreement, and the Servicer, and predecessor Trustee or Delaware Trustee, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee or Delaware Trustee, as applicable all such rights, powers, duties and obligations.  No successor Trustee or Delaware Trustee, as applicable, shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee or Delaware Trustee, as applicable, shall be eligible under the provisions of Section 6.07 or Section 2.05, as applicable.  Upon acceptance of appointment by a successor Trustee or Delaware Trustee, as applicable, as provided in this Section, the Servicer shall mail notice of such appointment to each Certificate Holder.  If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee or Delaware Trustee, as applicable, the successor Trustee or Delaware Trustee, as applicable, shall cause such notice to be mailed at the expense of the Servicer.  Any successor Delaware Trustee appointed hereunder shall promptly file with the Delaware Secretary of State an amendment to the Certificate of Trust identifying the name and principal place of business of such successor Delaware Trustee in the State of Delaware.  Neither the predecessor Trustee nor the predecessor Delaware Trustee, in any capacity, have any liability for the acts or omissions of the successor Trustee or successor Delaware Trustee, respectively.

Section 6.10.  Merger or Consolidation of Trustee or Delaware Trustee, as applicable.  Any entity (i) into which the Trustee or Delaware Trustee, as applicable, may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Trustee or Delaware Trustee, as applicable, shall be a party, or (iii) which may succeed to all or substantially all of the corporate or trust business of the Trustee or Delaware Trustee, as applicable, shall automatically be the successor of the Trustee or Delaware Trustee, as applicable, hereunder and under each SUBI Supplement, provided such entity shall be eligible pursuant to Section 6.07 or Section 2.05, as applicable, without the execution or filing of any other instrument or any further act on the part of any of the parties hereto.  Notwithstanding anything contained herein to the contrary, following any merger or conversion as described in this Section 6.10, the surviving or resulting entity to serve as Trustee or Delaware Trustee, as applicable, shall, to the extent necessary, file an amendment to the Certificate of Trust as required by Section 6.09 of this Master Trust Agreement.

Section 6.11.  Appointment of Co-Trustee, Separate Trustee, or Nominee.

(a)  Notwithstanding any other provisions of this Master Trust Agreement or any SUBI Supplement, if at any time the Servicer determines that it is in the best interests of the Master Trust or any Sub-Trust to take any action for the purpose of meeting any legal requirements of any jurisdiction in which any UTI Asset or any SUBI Asset may at the time be located or within which such UTI Asset or SUBI Asset is to be acquired or for any other purpose as so determined by the Servicer, each Certificate Holder of the UTI or the Sub-Trust to which such UTI Asset or SUBI Asset is associated, and the Trustee, acting jointly, shall have the power to execute and deliver all instruments to appoint one or more Persons approved by the Trustee and such Certificate Holder to act as co-trustee, jointly with the Trustee, or as a separate trustee or nominee holder of legal title, of all or any part of such UTI Assets or SUBI Assets, and to vest in such Person, in such capacity and for the benefit of such Certificate Holder and its permitted assignee(s), such title to such UTI Assets, SUBI Assets, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer may consider necessary or desirable.  No co-trustee, separate trustee, or nominee holder of legal title under this Master Trust Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to Section 6.07, except that no co-trustee, separate trustee or nominee holder of legal title under this Master Trust Agreement may be the Servicer or any Affiliate thereof.

(b)  Each separate trustee, co-trustee and nominee holder of legal title shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee, co-trustee or nominee holder of legal title jointly (it being understood that such separate trustee, co-trustee or nominee holder of legal title is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under this Master Trust Agreement or any SUBI Supplement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the UTI Assets or SUBI Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee, co-trustee or nominee holder of legal title, but solely at the direction of the Trustee;

(ii)  no trustee or nominee holder of legal title under this Master Trust Agreement or any SUBI Supplement shall be personally liable by reason of any act or omission of any other trustee or nominee holder of legal title under this Master Trust Agreement or any SUBI Supplement; and

(iii)  the Certificate Holders of the UTI and/or of the applicable Sub-Trust, as applicable, and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee, co-trustee or nominee holder of legal title.

(c)  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees, co-trustees and nominee holders of legal title, as effectively as if given to each of them.  Every instrument appointing any separate trustee, co-trustee or other nominee holder of legal title shall refer to this Master Trust Agreement, the relevant SUBI Supplement, if applicable and the conditions of this Section.  Each separate trustee, co-trustee and nominee holder of legal title, upon its acceptance of its appointment and the rights, powers, duties and obligations conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Master Trust Agreement and any applicable SUBI Supplement, specifically including every provision of this Master Trust Agreement and any applicable SUBI Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the relevant Certificate Holders.

(d)  Any separate trustee, co-trustee or nominee holder of legal title may at any time appoint the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Master Trust Agreement and any applicable SUBI Supplement on its behalf and in its name.  If any separate trustee, co-trustee or nominee holder of legal title shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts relating to this Master Trust Agreement and any applicable SUBI Supplement and the UTI Assets or SUBI Assets, as the case may be, shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.  Notwithstanding anything to the contrary in this Master Trust Agreement, the appointment of any separate trustee, co-trustee or nominee holder of legal title shall not relieve the Trustee of its obligations and duties under this Master Trust Agreement or the applicable SUBI Supplement.

Section 6.12.  Representations and Warranties of Trustee.  The Trustee hereby represents and warrants for the benefit of the Grantor and each Certificate Holder:

(a)  Organization and Good Standing.  The Trustee is a national banking association duly organized and existing in good standing under the law of the United States.

(b)  Power and Authority.  The Trustee has full power, authority and right to execute and deliver this Master Trust Agreement, and has full power and authority to perform its obligations hereunder as of the date of this Master Trust Agreement, and has taken all necessary action to authorize the execution and delivery of this Master Trust Agreement.

(c)  Due Execution.  This Master Trust Agreement has been duly executed and delivered by the Trustee, and is a legal, valid and binding instrument enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(d)  No Conflict.  To the Trustee’s actual knowledge, neither the execution and delivery of this Master Trust Agreement nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default (with notice or passage of time or both) under any provision of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee (but excluding any matters of consumer protection or credit laws as to which the Trustee has no actual knowledge and has conducted no independent investigation) or the articles of association, bylaws or other constituent documents of the Trustee or any provision of any mortgage, indenture, contract agreement or other instrument to which the Trustee is a party or by which it is bound.

Section 6.13.  Trustee’s Fees and Expenses.  The Trustee’s fees and expenses, including under Sections 3.06, 6.03(b) and 6.03(e), shall be paid pursuant to and in accordance with the terms of this Master Trust Agreement, any applicable SUBI Supplement and the Fee Agreement.

Section 6.14.  No Petition.  To the extent permitted by applicable law, each party to this Master Trust Agreement covenants and agrees that prior to the date which is one year and one day after the date upon which all obligations under each Certificate has been paid in full or otherwise satisfied, it will not institute against, or join any other Person in instituting against the Master Trust or the Servicer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law.  This Section shall survive the termination of this Master Trust Agreement or the resignation or removal of the Trustee under this Master Trust Agreement; provided that the foregoing shall not preclude participation by any such party in the assertion or defense of its claims in any such proceeding involving the Servicer or the Master Trust.

Section 6.15.  Representations and Warranties of Delaware Trustee.  The Delaware Trustee hereby represents and warrants for the benefit of the Grantor and each Certificate Holder:

(a)  Organization and Good Standing.  The Delaware Trustee is a national banking association duly organized and existing in good standing under the law of the United States.

(b)  Power and Authority.  The Delaware Trustee has full power, authority and right to execute and deliver this Master Trust Agreement, and has full power and authority to perform its obligations hereunder as of the date of this Master Trust Agreement, and has taken all necessary action to authorize the execution and delivery of this Master Trust Agreement.

(c)  Due Execution.  This Master Trust Agreement has been duly executed and delivered by the Delaware Trustee, and is a legal, valid and binding instrument enforceable against the Delaware Trustee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(d)  No Conflict.  To the Delaware Trustee’s actual knowledge, neither the execution and delivery of this Master Trust Agreement nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default (with notice or passage of time or both) under any provision of any law, governmental rule, regulation, judgment, decree or order binding on the Delaware Trustee (but excluding any matters of consumer protection or credit laws as to which the Delaware Trustee has no actual knowledge and has conducted no independent investigation) or the articles of association, bylaws or other constituent documents of the Delaware Trustee or any provision of any mortgage, indenture, contract agreement or other instrument to which the Delaware Trustee is a party or by which it is bound.

ARTICLE VII.

REBALANCING FOR CLAIMS

Section 7.01.  Rebalancing After Third Party Claim.  To the extent that any Claim against the UTI Assets or any SUBI Assets, as the case may be, is satisfied out of Master Trust Assets other than those of the UTI or the Sub Trust to which such assets are associated or in any proportion other than as provided in Section 3.07 of this Master Trust Agreement, then, notwithstanding anything to the contrary contained herein, the Servicer shall promptly identify and allocate the remaining Master Trust Assets among the UTI and each Sub-Trust then existing such that each shall bear the expense of such Claim as nearly as possible as if the burden thereof had been allocated to the UTI or the Sub Trust to which such asset is associated or as provided in Section 3.07 of this Master Trust Agreement, as applicable.

ARTICLE VIII.

DISSOLUTION AND TERMINATION

Section 8.01.  Dissolution of the Master Trust.

(a)  The Master Trust shall dissolve upon the earlier to occur of (i) the termination of all outstanding Sub-Trusts by their respective terms or (ii) subject to Section 8.02, the unanimous written consent of all of the Certificate Holders.

(b)  Upon the occurrence of the events described in Section 8.01(a), the Servicer shall or shall cause the Master Trust to comply with Section 3808(e) of the Delaware Act by paying or making reasonable provisions to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the Master Trust or that are likely to arise or to become known to the Master Trust within 10 years after the date of dissolution.  At the written direction of the Servicer following the dissolution and completion of the winding up of the Trust, the Trustee shall execute and file or cause to be filed a certificate of cancellation with the Delaware Secretary of State pursuant to Section 3810(d) of the Delaware Act.  Upon the filing of such certificate, this Master Trust Agreement and the Master Trust shall terminate (other than those provisions thereof which by their terms expressly survive) and the Trustee and Delaware Trustee shall be discharged from all duties and obligations hereunder.

Section 8.02.  Termination of Sub-Trust.

(a)  This Master Trust Agreement shall terminate with respect to the SUBI Assets associated with a Sub-Trust, and not, except as otherwise provided in a SUBI Supplement, as to any SUBI Assets associated with any other Sub-Trust or UTI Assets, upon the written direction by the applicable Certificate Holder to the Trustee to dissolve and terminate such Sub-Trust, and after the Servicer has caused the Sub-Trust to satisfy (whether by paying or making reasonable provision to pay) all obligations to creditors and otherwise satisfied the requirements of Section 3808(g) of the Delaware Act, if any, of such Sub-Trust, and the Servicer has caused the payment to each related Certificate Holder or its designee of all amounts required to be paid to it pursuant to this Master Trust Agreement, the related SUBI Supplement and such Holder’s Certificate.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

Section 9.01.  Amendment.  This Master Trust Agreement, including the terms of the UTI Certificate, may be amended or supplemented by written agreement among the UTI Certificateholder, the Servicer, the Trustee and the Delaware Trustee, with the consent of each Certificate Holder materially and adversely affected thereby; provided, however, that the consent of a Holder shall not be required if (i) (A) the purpose of such amendment or supplement is to cure any ambiguity, to correct or supplement any provision of this Master Trust Agreement that may be inconsistent with any other provision of this Master Trust Agreement, to add any provision that provides additional rights to Holders or to ensure that the Master Trust is classified as a grantor trust for federal income tax purposes and (B) such amendment or supplement will not, in the good faith judgment of the UTI Certificateholder and the Servicer, materially and adversely affect the interest of any Holder or (ii) an Opinion of Counsel, is delivered to the Trustee to the effect that such amendment or supplement will not materially and adversely affect the interest of any Holder.  Notwithstanding anything contained herein to the contrary, with respect to any proposed amendment, neither the Trustee nor the Delaware Trustee (i) shall have any obligation to determine whether any such proposed amendment materially and adversely affects any Certificate Holder, which determination shall be made by the Servicer with written notification thereof to the Trustee, and (ii) shall be required to enter into such proposed amendment to the extent that the Trustee or the Delaware Trustee determines that such amendment adversely affects its rights, duties, privileges, protections, indemnities, immunities or liabilities hereunder or under any SUBI Supplement.

Section 9.02.  Governing Law.  This Master Trust Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to its conflicts of laws provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws; PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS MASTER TRUST AGREEMENT OR ANY SUBI SUPPLEMENT ANY PROVISION OF THE LAWS (COMMON OR STATUTORY) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS (OTHER THAN THE DELAWARE ACT) THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEE AND THE DELAWARE TRUSTEE THAT ARE INCONSISTENT WITH THE LIMITATIONS OR AUTHORITIES AND POWERS OF THE TRUSTEE AND THE DELAWARE TRUSTEE HEREUNDER AS SET FORTH OR REFERENCED IN THIS AGREEMENT.  SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE MASTER TRUST OR ANY SUB-TRUST.

Section 9.03.  Waiver of Jury Trial Consent to Jurisdiction; Service of Process.  The parties hereto waive their respective rights to a trial by jury of any claim or cause of actions based upon transactions contemplated hereby, in any action, proceeding or other litigation of any type brought by any party against another party, whether with respect to contract claims, tort claims or otherwise.  The parties hereto agree that any such claim or cause of action shall be tried by a court trial without a jury.  Without limiting the foregoing, the parties hereto further agree that their respective rights to a trial by jury is waived by operation of this section as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Master Trust Agreement or any provision hereof.  This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Master Trust Agreement.  Each party hereto and each Certificate Holder (a) irrevocably submits to the non-exclusive jurisdiction of any federal or state court sitting in Wilmington, Delaware in respect of any action or proceeding arising out of or related to in any manner whatsoever this Master Trust Agreement or any SUBI Supplement, (b) expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waives any objection such party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens, (c) hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made in accordance with Section 9.04 or, in the case of the Certificate Holders, by registered or certified mail at its address as set forth on the books and records of the Master Trust or the applicable Sub-Trust, as the case may be.

Section 9.04.  Notices.  All demands, notices and communications under this Master Trust Agreement shall be in writing and shall be delivered or mailed by registered or certified first class United States mail, postage prepaid, return receipt requested; hand delivery; prepaid courier service; or telecopier, and addressed in each case as follows:

Notice address for Trustee:

Wells Fargo Bank, National Association
6th & Marquette Avenue
MAC N9311-161
Minneapolis, MN  55479
Attn: Asset Backed Securities
Phone: 612-667-8058
Fax: 612-667-3464

With a copy to (which shall not constitute notice):

Potter Anderson & Corroon LLP
1313 North Market Street, 6th Floor
Wilmington, DE  19801
Attention: Scott E. Waxman, Esq.
Telephone: (302) 984-6114
Facsimile: (302) 778-6114

Notice address for Delaware Trustee:

Wells Fargo Delaware Trust Company, National Association
919 North Market Street, Suite 1600
Wilmington, DE  19801
Attention: Corporate Trust Services
Telephone: 302-575-2005
Facsimile: (302) 575-2006

With a copy to (which shall not constitute notice):

Potter Anderson & Corroon LLP
1313 North Market Street, 6th Floor
Wilmington, DE  19801
Attention: Scott E. Waxman, Esq.
Telephone: (302) 984-6114
Facsimile: (302) 778-6114

Notice address for Grantor:

Peach Holdings, LLC
3301 Quantum Boulevard, 2nd Floor,
Boynton Beach, Florida 33426-8622
Phone:
Fax:

With a copy to (which shall not constitute notice):

Arnall Golden Gregory LLP
171 17th Street NW
Suite 2100
Atlanta, GA 30363
Attention: Ronald A. Weiner, Esq.
Telephone: (404) 873-8192
Facsimile: (404) 873-8193

or, in each case, at such other address or facsimile number as shall be designated by such party in written notice to the other parties hereto.  Delivery shall occur only upon actual receipt or rejected tender of such communication by an officer or other agent of the recipient entitled to receive such notices at the address or facsimile number supplied by such recipient for notices hereunder.

Section 9.05.  Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Master Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Master Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Master Trust Agreement or of any Certificates or the rights of the holders thereof.

Section 9.06.  Counterparts.  This Master Trust Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

Section 9.07.  Successors and Assigns.  All covenants and agreements contained in this Master Trust Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their permitted successors and assigns and the Certificate Holders and their respective permitted successors and assigns.  Any request, notice, direction, consent, waiver or other instrument or action by a Certificate Holder shall bind the successors and assigns of such Certificate Holder.

Section 9.08.  Table of Contents and Headings.  The Table of Contents and Article and Section headings are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 9.09.  Waiver of Posting Bond.  To the extent permitted by law, each party to this Master Trust Agreement hereby waives any requirements under the unauthorized insurance or similar laws of any jurisdiction or otherwise that any Person post funds, securities or other security as a condition to its appearance of filing of pleadings in any proceeding involving or arising with this Master Trust Agreement.

Section 9.10.  No Partnership/Joint Venture.  Nothing contained in this Master Trust Agreement will be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or that of partnership or joint venture.  The parties hereto agree that they will not take any action contrary to the foregoing intention and agree to report the transaction for all tax purposes consistent with the foregoing intention unless and until determined to the contrary by an applicable tax authority.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto, have caused this Master Trust Agreement to be duly executed by their respective officers as of the day and year first above written.

PEACH HOLDINGS, LLC,
as Grantor and UTI Certificateholder

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

WELLS FARGO DELAWARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Delaware Trustee

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

By its signature hereto, the Servicer hereby acknowledges all of its duties and obligations, including indemnity obligations, contained herein and agrees to be bound hereby.

SETTLEMENT FUNDING, LLC, as Servicer

By: _________________________________
Name:
Title:

Signature Page 1 of 1

EXHIBIT A

FORM OF UTI CERTIFICATE

Exhibit A-1

EXHIBIT B

TO TRUST AGREEMENT

GLOSSARY OF DEFINITIONS

“Affected Master Trust Asset” means a discrete Master Trust Asset or group of Master Trust Assets impacted by any Liability as described in Section 3.07 of the Master Trust Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means any workday that is not a legal holiday in Wilmington, Delaware and Minneapolis, Minnesota and is not a day banking institutions in those cities are authorized or required by law, regulations or executive order to close.

“Certificates” means the SUBI Certificates and the UTI Certificates.

“Certificate Holder” or “Holder” means, with respect to the UTI or any Sub-Trust, the Person registered on the books and records of the Master Trust and/or the applicable Sub-Trust as an owner of the beneficial interest in the Master Trust generally (and owning the UTI) or such Sub-Trust (and owning a SUBI) and holder of a related Certificate.

“Certificate of Trust” means the Certificate of Trust filed on or about the date hereof with the Delaware Secretary of State, with respect to the establishment of the Master Trust, substantially in the form attached hereto as Exhibit C.

“Claim” means any losses, liabilities and expenses, including, without limitation, reasonable attorney’s and other professional fees and expenses incurred in connection with reasonable collection efforts or the defense of any suit or action.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Custodian and Verification Agreement” means the Custodian and Verification Agreement to be entered into by Wells Fargo Bank, National Association, the Master Trust and the Servicer.

“Delaware Act” means the Delaware Statutory Trust Act, 12 Del. Code, Sections 3801, et seq.

“Delaware Secretary of State” means the Office of the Secretary of State of the State of Delaware.

Exhibit B-1

“Fee Agreement” means that certain Schedule of Fees to be entered into, acknowledged and agreed to by Settlement Funding, LLC, and relating to certain fees and expenses of Wells Fargo Bank, National Association and Wells Fargo Delaware Trust Company, National Association, as amended, modified or supplemented from time to time.

“Grantor” means Peach Holdings, LLC or its permitted successors and assigns.

“Liabilities” means all losses, liabilities, claims, damages, expenses (including related reasonable legal and other professional fees and expenses), taxes, actions and suits of any kind.

“Master Trust” or “Trust” means the Dura Rock LF Trust, formed pursuant to the Master Trust Agreement.

“Master Trust Assets” or “Trust Assets” means: (i) any capital contributed to the Master Trust by the Grantor or UTI Certificateholder and (ii) assets conveyed to the Master Trust (either for and with respect to itself or for and with respect to any Sub-Trust, as the case may be) pursuant to the Purchase and Sale Agreement, similar purchase and sale agreements or otherwise and related documents and agreements and all proceeds thereof.

“Opinion of Counsel” means, with respect to each Person, a written opinion of counsel in form and substance and from counsel reasonably acceptable to the indicated recipient.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Purchase and Sale Agreement” means the Sale and Purchase Agreement to be entered into by Peachtree Funding Northeast, LLC  and the Master Trust.

“Registered Pledgee” means, with respect to any Certificate, the Person listed in the Certificate Register as the registered pledgee of such Certificate.

“Responsible Officer” when used with respect to the Trustee, means any officer assigned to an office thereof, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, trust officer or any other officer thereof that customarily performs functions similar to those of the above-designated officers and that has direct responsibility for the administration of the Master Trust Agreement, as the case may be, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Servicer” means Settlement Funding, LLC, or its permitted successors and assigns, or any successor Servicer under the Servicing Agreement.

“Servicing Agreement” means the Servicing Agreement to be entered into by the Master Trust and the Servicer, as amended, modified or supplemented from time to time, including all exhibits and schedules thereto.

Exhibit B-2

“Sub-Trust” has the meaning given in Section 3.01(b) of the Master Trust Agreement.

“SUBI” has the meaning given in Section 3.01(a) of the Master Trust Agreement.

“SUBI Assets” has the meaning set forth in Section 3.01(a) of the Master Trust Agreement.

“SUBI Certificate” has the meaning given in Section 3.02(a) of the Master Trust Agreement.

“SUBI Supplement” means any supplement to the Master Trust Agreement, substantially in the form attached thereto as Exhibit A, the execution and delivery of which pursuant to Section 3.01 thereof by the Grantor, the UTI Certificateholder, the Servicer and the Trustee will effect the creation of a Sub-Trust of the Master Trust which will be a separate series of the Master Trust under Sections 3804(a) and 3806(b)(2) of the Delaware Act.

“Transaction Documents” means the Servicing Agreement, the Purchase and Sale Agreement, and the Custodian and Verification Agreement and any agreement to which the Master Trust or any Sub-Trust is a party as set forth in a SUBI Supplement, as any such agreement may be amended, modified or supplemented from time to time, including all exhibits and schedules thereto, and any agreement, document, instrument, certificate or financing statement contemplated by any thereof or related thereto.

“Trustee” means Wells Fargo Bank, National Association, a national banking association, acting not in its individual capacity but solely as trustee pursuant to the terms of this Master Trust Agreement, and any successor trustee appointed pursuant to Section 6.09.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Delaware.

“UTI” has the meaning given in Section 3.01(a) of the Master Trust Agreement.

“UTI Assets” has the meaning given in Section 3.01(a) of the Master Trust Agreement.

“UTI Certificate” has the meaning given in Section 3.03 of the Master Trust Agreement.

“UTI Certificateholder” means Peach Holdings, LLC or its permitted successors and assigns, as initial holder of the UTI Certificate pursuant to Section 3.03 of the Master Trust Agreement.

Exhibit B-3

EXHIBIT C

FORM OF CERTIFICATE OF TRUST

STATE of DELAWARE
CERTIFICATE of TRUST
of
DURA ROCK LF TRUST

This Certificate of Trust of Dura Rock LF Trust (the “Trust”), is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C., § 3801 et seq.) (the “Act”).

1.  Name.  The name of the statutory trust formed hereby is Dura Rock LF Trust.

2.  Delaware Trustee.  The name and business address of a trustee of the Trust having its principal place of business in the State of Delaware are Wells Fargo Delaware Trust Company, National Association, 919 North Market Street, Suite 1600, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

3.  Series.  Pursuant to Section 3806(b)(2) of the Act, the Trust shall issue one or more series of beneficial interests having the rights and preferences set forth in the governing instrument of the Trust, as the same may be amended from time to time (each a “Series”).

4.  Notice of Limitation of Liabilities of each Series.  Pursuant to Section 3804(a) of the Act, there shall be a limitation on liabilities of each Series such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series thereof and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

5.  Effective Date.  This Certificate of Trust shall be effective upon filing.

[Signature Page Follows.]

Exhibit C-1

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not individually but solely as Trustee

By:
Name:
Title:

WELLS FARGO DELAWARE TRUST COMPANY, NATIONAL ASSOCIATION, not individually but solely as Delaware Trustee

By:
Name:
Title:

Exhibit C-2